EXHIBIT 4.1


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                              COMCAST CORPORATION
                              5.85% Note Due 2010
No.                                                        CUSIP No.: 20030NAA9
                                                                           $[ ]


     COMCAST CORPORATION, a Pennsylvania corporation (the "Issuer", which term includes any successor corporation), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of [ ] on January 15, 2010.

     Interest Payment Dates: January 15 and July 15 (each, an "Interest Payment Date"), commencing on July 15, 2003.

     Interest Record Dates: January 1 and July 1 (each, an "Interest Record Date").

     Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.


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     IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officer under its corporate seal.

                                              COMCAST CORPORATION


                                              By:
                                                 -------------------------------
                                                 Name:  William E. Dordelman
                                                 Title: Vice President Finance
                                                        and Assistant Treasurer

     [Seal of Comcast Corporation]

Attest:


By:
   ---------------------------------
   Name:  Arthur R. Block
   Title: Senior Vice President,
          General Counsel and
          Secretary


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     This is one of the series designated herein and referred to in the withinmentioned Indenture.

Dated: January 10, 2003

                                              THE BANK OF NEW YORK,
                                                as Trustee


                                              By:
                                                 -------------------------------
                                                 Authorized Signatory


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                             (REVERSE OF SECURITY)

                              COMCAST CORPORATION

                              5.85% Note Due 2010

     1. Interest.

     COMCAST CORPORATION, a Pennsylvania corporation (the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 10, 2003. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing July 15, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

     2. Method of Payment.

     The Issuer shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to such Interest Record Date and prior to such Interest Payment Date. Holders must surrender Securities to the Trustee to collect principal payments. The Issuer shall pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the payments of interest, and any portion of the Principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of Principal) shall be made by the Paying Agent, upon receipt from the Issuer of immediately available funds by 11:00 a.m., New York City time (or such other time as may be agreed to between the Issuer and the Paying Agent or the Issuer), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of Principal surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered.

     3. Paying Agent.

     Initially, The Bank of New York (the "Trustee") will act as Paying Agent. The Issuer may change any Paying Agent without notice to the Holders.

     4. Indenture.

     The Issuer issued the Securities under an Indenture, dated as of January 7, 2003 (the "Indenture"), among the Issuer, the Cable Guarantors party thereto and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Security are inconsistent, the terms of the Indenture shall govern.

     5. Cable Guarantees.

     Each Cable Guarantor has irrevocably, fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption or otherwise) of the Principal of and interest on, and all other amounts payable under, the Securities, and the full and punctual payment of all other amounts payable by the Issuer under the Indenture, subject to certain terms and conditions set forth in the Indenture.

     6. Denominations; Transfer; Exchange.

     The Securities are in registered form, without coupons, in denominations of $1,000 and multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer need not issue, authenticate, register the transfer of or exchange any Securities or portions thereof for a period of fifteen (15) days before the mailing of a notice of redemption, nor need the Issuer register the transfer or exchange of any security selected for redemption in whole or in part.

     7. Persons Deemed Owners.

     The registered Holder of a Security shall be treated as the owner of it for all purposes.


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     8. Unclaimed Funds.

     If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

     9. Legal Defeasance and Covenant Defeasance.

     The Issuer and the Cable Guarantors may be discharged from their respective obligations under the Securities and under the Indenture with respect to the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Securities and in the Indenture with respect to the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

     10. Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Securities and the provisions of the Indenture relating to the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act, or make any other change that does not adversely affect the rights of any Holder of a Security.

     11. Restrictive Covenants.

     The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and the Cable Guarantors to incur liens securing indebtedness, or to enter sale and leaseback transactions and of the Issuer to merge or sell all or substantially all of its assets. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

     12. Redemption.

     The Issuer will have the right at its option to redeem any of the Securities in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the applicable series of Securities, at a redemption price equal to the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at, in each case, the Treasury Rate plus 30 basis points plus accrued interest thereon to the date of redemption.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Issuer.

     "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (ii) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Reference Treasury Dealer" means each of J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated or their affiliates which are primary United States government securities dealers, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Issuer will substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding such redemption date. On and after the redemption date, interest will cease to accrue on the Securities or any portion of the Securities called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest).

     On or before the redemption date, the Issuer will deposit with the Trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the Securities to be redeemed on such date. If less than all of the Securities of any series are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

     13. Defaults and Remedies.

     If an Event of Default (other than certain bankruptcy Events of Default with respect to the Issuer or any of the Cable Guarantors) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all of the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect to the Issuer or any of the Cable Guarantors occurs and is continuing, all the Securities shall be immediately due and payable immediately in the manner and with the effect provided in the Indenture without any notice or other action on the part of the Trustee or any Holder. Holders of Securities may not enforce the Indenture, the Securities or the Cable Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Cable Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

     14. Trustee Dealings with Issuer.

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer as if it were not the Trustee.

     15. No Recourse Against Others.

     No stockholder, director, officer, employee or incorporator, as such, of the Issuer, any Cable Guarantor or any successor Person thereof shall have any liability for any obligation under the Securities, the Cable Guarantees or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

     16. Authentication.

     This Security shall not be valid until the Trustee manually signs the certificate of authentication on this Security.

     17. Abbreviations and Defined Terms.

     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

     18. CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

     19. Governing Law.

     The laws of the State of New York shall govern the Indenture and this Security thereof.

                                ASSIGNMENT FORM



I or we assign and transfer this Security to


_______________________________________________________________________________
      (Print or type name, address and zip code of assignee or transferee)



_______________________________________________________________________________
 (Insert Social Security or other identifying number of assignee or transferee)


and irrevocably appoint_________________________________________ agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.


Dated: _______________________      Signed:_____________________________
                                           (Signed exactly as name appears
                                           on the other side of this Security)


Signature Guarantee:                _________________________________________
                                    Participant in a recognized Signature
                                    Guarantee Medallion Program (or other
                                    signature guarantor program reasonably
                                    acceptable to the Trustee)